[Grahphic]


                                                                      CONTACT:

                                                        Thomas J. Martini, CFO
                                                                  951/436-3000
                                                                   ir@nrvh.com


                     NATIONAL R.V. HOLDINGS, INC. ANNOUNCES
                      SECOND QUARTER 2006 FINANCIAL RESULTS


Perris, CA, August 11, 2006 - National R.V. Holdings, Inc. (NYSE: NVH), the owner of leading RV manufacturers National RV, Inc. (NRV) and Country Coach, Inc. (CCI), today announced financial results for its second quarter and six months ended June 30, 2006.

Net sales were $110.2 million for the second quarter of 2006, a decline of 11% from $123.2 million in the second quarter of 2005. For the six months ended June 30, 2006, net sales declined 10% to $223.1 million from $248.8 million in the same period last year.

For the second quarter and the six months ended June 30, 2006, the Company reported a net loss of $7.1 million and $9.2 million, respectively, compared to a net loss of $5.4 million and $6.9 million for the comparable periods in 2005. These figures correspond to a net loss of $0.69 per diluted share for the second quarter of 2006 and $0.89 per diluted share for the first six months of 2006, compared to a net loss of $0.53 per diluted share for the second quarter of 2005 and $0.67 per diluted share for the first six months of 2005.

Consistent with its press release dated July 14th, the Company estimates that of the $7.1 million loss for the second quarter, more than $5 million was attributable to the defective fiberglass material issue at NRV, and $1.1 million was attributable to a reserve established in the quarter to address a recall of tires which the Company has determined were defective. The defective tires were supplied by a supplier and used on some CCI units built between 1995 and 2000.

"This continues to be a challenging time for the class A motorhome industry," stated Brad Albrechtsen, National R.V. Holdings' president and chief executive officer. "With the continued decline in the second quarter, industry unit shipments are down nearly one third from their level two years ago. We are pleased that our products continue to out-perform the market. However, with the declining shipments and the costs of dealing with defective fiberglass material at NRV, we no longer expect to be profitable in 2006. Production rates and costs have been adjusted such that once we get through the costs associated with the fiberglass issue, we remain optimistic that we can generate positive earnings from operations by the fourth quarter.

"The adverse impact of the defective fiberglass material supplied to our company by Crane Composites, Inc. has been substantial," continued Albrechtsen. "Obviously the negative impact to earnings in the second quarter was significant and costs continue to be incurred in the third quarter, though to a lesser degree. However, the greatest and most difficult aspect of the issue has been its strain on our cash flows. This latter impact is believed to exceed $13 million, which, combined with the normal operating fluctuations in cash flow, has necessitated our seeking to raise additional capital."

Year-to-date, the Company's wholesale unit shipments of diesel motorhomes were 665, down 15% from 785 units during 2005. Wholesale unit shipments of gas motorhomes were 691 for the first six months of 2006, down 10% from 770 units shipped during the first six months of 2005. The Company's combined diesel and gas Class A motorhome shipments were down 13% in the first half of 2006 compared to 2005, while the average selling price increased 3% to $165,000 in the first half of 2006, compared to $160,000 in 2005.

Although the Company experienced a decline in units shipped in both the second quarter and year-to-date 2006, the industry-wide decline was greater, according to the Recreation Vehicle Industry Association (RVIA), resulting in improved market share for the Company. The RVIA reported that shipments of Class A motorhomes were down 17.5% for the six months ended June 30, 2006, compared to the same period in 2005. Statistical Surveys, Inc. reports, in its most recently published information, that National RV Holdings' share of the Class A motorhome market increased 17.5% during the first five months of 2006.

The gross margin for the quarter ended June 30, 2006 was (0.1%) compared to 1.7% for the same period last year. For the six months ended June 30, 2006, the gross margin was 2.4% compared to 3.1% for the six months ended June 30, 2005. During the quarter, the Company realized a sharp decrease in gross margins relative to the prior year. The primary factors that led to this decrease were costs related to the rework necessitated by defective fiberglass materials supplied to the Company and an increase in the reserve accrual for a recall of defective supplied tires used in the manufacture of some of the Company's motorhomes.

Operating expenses for the second quarter of 2006 declined 10% to $6.5 million, or 5.9% of net sales, compared to $7.2 million, or 5.9% of net sales, for the second quarter of 2005. For the six months ended June 30, 2006, operating expenses decreased 4% to $13.5 million, or 6.0% of net sales, compared to $14.1 million, or 5.7% of net sales, for the same period in the prior year. Operating costs decreased in both the quarter and year-to-date periods of 2006 due to the Company's cost containment initiatives.

"During the second quarter," said Tom Martini, National R. V. Holdings' chief financial officer, "we were very focused on providing enough liquidity for the Company to simultaneously repair the nearly 70 motorhomes affected by defective materials, continue our R & D efforts, complete new product introductions, and continue to produce high quality motorhomes for our dealer network. The declining market demand for the industry's products has forced us to step up our cost cutting initiatives to conserve available funds. We expect that the increase of nearly $20 million in available funding on our line of credit, which we were able to negotiate during the second quarter and recently in August, should provide sufficient liquidity, though we continue to explore opportunities to obtain long-term debt financing to provide us with greater financial flexibility."

RECENT EVENTS

SUPPLIER ISSUE

As discussed in the Company's July 14th press release, in April 2006, the Company discovered that a serious flaw existed in the fiberglass sidewall material supplied to the Company by Crane Composites, Inc. and Crane Co. and used on a number of the motorhomes manufactured at NRV in Perris, California. Over the course of the last four months, the Company has repaired and sold most of the affected motorhomes. The Company continues to assess whether any other motorhomes may have been affected by this issue. The Company has filed suit against the supplier of the defective fiberglass to recover all associated damages, which include the direct costs incurred by the Company in repairing and selling the affected motorhomes discussed above as well as the lost profits and loss of goodwill caused by the defective fiberglass.

CREDIT FACILITY

During the second quarter ended June 30, 2006, the Company exercised two options to increase its asset-based revolving credit facility by a total of $10 million, bringing the total facility to $40 million at the end of the quarter.
On August 10, 2006, the Company entered into an amendment of its credit facility in order to temporarily increase the credit line to $50 million through September 30, 2006. Borrowing availability will continue to be based on eligible accounts receivable and inventory. The Company estimates that availability during the time when the credit line will be temporarily increased will range from $40 to $47 million. The amendment provides that the $50 million credit facility is reduced incrementally to the original $40 million over a five-week period to be completed by the last week in September. The amendment also provides that all financial covenants are waived for the months of July, August and September of 2006. In connection with the amendment, the Company provided its Perris, California real estate as collateral to secure the credit facility.

CONFERENCE CALL

National R.V. Holdings' management team will host a live audio webcast to discuss its second quarter financial results and recent events. The webcast of the conference call will be held today at 10:00 a.m., PST (1:00 p.m., EST). To listen to the conference call via the Internet, please visit National R.V. Holdings' website at www.nrvh.com at least 10 minutes prior to the start of the call in order to register, download and install any necessary software.

ABOUT NATIONAL R.V. HOLDINGS, INC.

National R.V. Holdings, Inc., through its two wholly owned subsidiaries, National RV, Inc. (NRV) and Country Coach, Inc. (CCI), is one of the nation's leading producers of motorized recreation vehicles. NRV is located in Perris, California where it produces Class A gas and diesel motor homes under model names Dolphin, Islander, Pacifica, Sea Breeze, Surf Side, Tradewinds and Tropi-Cal. CCI is located in Junction City, Oregon where it produces high-end Class A diesel motor homes under the model names Affinity, Allure, Inspire, Intrigue, Tribute, Rhapsody and Magna, and bus conversions under the Country Coach Prevost brand.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about the Company's future expectations, performance, plans, and prospects, as well as assumptions about future events. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; continuation of losses; the ability of the Company to address the effects caused by fiberglass material supplied by a third party supplier; the ability of the Company to obtain long-term debt financing; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting or the failure to remediate any of the previously disclosed material weaknesses; any failure to implement required new or improved controls; the Company's ability to maintain its stock exchange listing; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's Form 10-K and other filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.

                                        ###

                          NATIONAL R.V. HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                              JUNE 30,        DECEMBER 31,
                                                                                                2006              2005
                                                                                           ----------------  ----------------

                                                                                             (UNAUDITED)

ASSETS
CURRENT ASSETS:
   Cash and cash equivalents........................................................       $             4   $            11
   Restricted cash..................................................................                   380               201
   Receivables, less allowance for doubtful accounts of $503 and $392, respectively.                32,190            21,533
   Inventories......................................................................                72,323            61,940
   Prepaid expenses.................................................................                 3,241             2,359
   Deferred income taxes............................................................                 1,072             1,281
                                                                                           ----------------  ----------------
     Total current assets...........................................................               109,210            87,325
   Property, plant and equipment, net...............................................                39,074            38,457
   Other assets.....................................................................                 1,369             1,608
                                                                                           ----------------  ----------------
     Total assets...................................................................       $       149,653   $       127,390
                                                                                           ================  ================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Book overdraft...................................................................       $        10,461   $         2,582
   Accounts payable.................................................................                24,597            20,218
   Accrued expenses.................................................................                25,668            26,273
   Current portion of capital leases................................................                    60                57
   Line of credit...................................................................                32,291            12,059
                                                                                           ----------------  ----------------
     Total current liabilities......................................................                93,077            61,189
   Long-term portion of capital leases..............................................                   148               169
   Deferred income taxes............................................................                 1,072             1,281
   Long-term accrued expenses.......................................................                 4,280             5,089
                                                                                           ----------------  ----------------
     Total liabilities..............................................................                98,577            67,728
                                                                                           ----------------  ----------------

Commitments and contingent liabilities (Note 6).....................................

STOCKHOLDERS' EQUITY:
   Preferred stock - $0.01 par value; 5,000 shares authorized, 4,000 issued and
     outstanding....................................................................                     --                 --
   Common stock - $0.01 par value; 25,000,000 shares authorized, 10,339,484 issued
     and outstanding................................................................                   103               103
   Additional paid-in capital.......................................................                38,160            37,563
   Retained earnings................................................................                12,813            21,996
                                                                                           ----------------  ----------------
     Total stockholders' equity.....................................................                51,076            59,662
                                                                                           ----------------  ----------------
     Total liabilities and stockholders' equity.....................................       $       149,653   $       127,390
                                                                                           ================  ================



                          NATIONAL R.V. HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                              THREE-MONTHS ENDED                   SIX-MONTHS ENDED
                                                                   JUNE 30,                            JUNE 30,
                                                       ----------------------------------  ----------------------------------
                                                            2006              2005              2006              2005
                                                       ----------------  ----------------  ----------------  ----------------

Net sales...........................................   $       110,214   $       123,225   $       223,108   $       248,850
Cost of goods sold..................................           110,272           121,124           217,840           241,134
                                                       ----------------  ----------------  ----------------  ----------------
   Gross profit (loss)..............................              (58)             2,101             5,268             7,716
Selling expenses....................................             3,373             3,315             6,627             6,954
General and administrative expenses.................             3,100             3,891             6,844             7,143
                                                       ----------------  ----------------  ----------------  ----------------
   Operating loss...................................            (6,531)           (5,105)           (8,203)           (6,381)
Interest expense....................................               610               311             1,034               588
Other expense (income)..............................               (30)               18               (91)              (91)
                                                       ----------------  ----------------  ----------------  ----------------
   Loss before income taxes.........................            (7,111)           (5,434)           (9,146)           (6,878)
Provision for income taxes..........................                18                 --                37                 --
                                                       ----------------  ----------------  ----------------  ----------------
Net loss............................................   $        (7,129)  $        (5,434)  $        (9,183)           (6,878)
                                                       ================  ================  ================  ================

Loss per common share:
   Basic............................................   $         (0.69)  $         (0.53)  $         (0.89)  $         (0.67)
                                                       ================  ================  ================  ================
   Diluted..........................................   $         (0.69)  $         (0.53)  $         (0.89)  $         (0.67)
                                                       ================  ================  ================  ================

Weighted average number of shares:
   Basic............................................            10,339            10,339            10,339            10,337
   Diluted..........................................            10,339            10,339            10,339            10,337



                          NATIONAL R.V. HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                   SIX MONTHS ENDED
                                                                                                       JUNE 30,
                                                                                           ----------------------------------
                                                                                                2006              2005
                                                                                           ----------------  ----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss.........................................................................       $        (9,183)  $        (6,878)
   Adjustments to reconcile net loss to net cash used in operating activities:
        Bad debt expense............................................................                    92                93
        Reserve and write down of inventories.......................................                 3,257             1,635
        Depreciation and amortization...............................................                 2,044             1,811
        Gain on asset disposal......................................................                    10               (23)
        Stock-based compensation....................................................                   597                 --
        Changes in assets and liabilities:
          Increase in receivables...................................................               (10,749)           (4,018)
          Increase in inventories...................................................               (13,640)           (8,700)
          Decrease (increase) in prepaid expenses...................................                  (882)            1,077
          Increase in accounts payable..............................................                 4,379            11,996
          Increase (decrease) in accrued expenses...................................                (1,414)            5,497
                                                                                           ----------------  ----------------
        Net cash provided by (used for) operating activities........................               (25,489)            2,490
                                                                                           ----------------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Decrease in restricted cash......................................................                  (179)              226
   Repayments on note receivable....................................................                     --             1,429
   Purchase of property, plant and equipment........................................                (2,760)           (2,889)
   Proceeds from sale of assets.....................................................                   128                32
   Decrease in other assets.........................................................                   200                37
                                                                                           ----------------  ----------------
        Net cash used in investing activities.......................................                (2,611)           (1,165)
                                                                                           ----------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase (decrease) in book overdraft............................................                 7,879              (803)
   Principal payments on capital leases.............................................                   (18)              (14)
   Net receipts (payments) on the line of credit....................................                20,232              (472)
   Proceeds from issuance of common stock...........................................                     --               140
                                                                                           ----------------  ----------------
        Net cash provided by (used for) financing activities........................                28,093           (1,149)
                                                                                           ----------------  ----------------
Net decrease in cash and cash equivalents...........................................                    (7)              176
Cash and cash equivalents, beginning of the year....................................                    11                11
                                                                                           ----------------  ----------------
Cash and cash equivalents, end of period............................................       $             4   $           187
                                                                                           ================  ================

